                                                                     EXHIBIT 3.1




                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  ZYMETX, INC.

         ZYMETX, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that:

       FIRST:    The name of this Corporation, and the name under which it was originally incorporated, is ZymeTx, Inc.

       SECOND:   The date of filing of this Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 24, 1994.

       THIRD:    Pursuant to Sections 242 and 245 of the Delaware General
Corporation Law, this Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Corporation's Certificate of Incorporation as follows:

                                   ARTICLE I

                                      NAME

       The name of this Corporation is:  ZymeTx, Inc.

                                   ARTICLE II

                                REGISTERED AGENT

       The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                    DURATION

       The duration of the Corporation is perpetual.

                                   ARTICLE IV

                                    PURPOSES

       The objectives and purposes for which the Corporation is organized is for any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, now or hereafter in effect.

                                   ARTICLE V

                               AUTHORIZED CAPITAL

             The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 42,000,000 shares, divided into classes designated as follows: (i) 30,000,000 shares of common stock, par value $.001 per share (the "Common Stock"); and (ii) 12,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock").

                                   ARTICLE VI

                              ATTRIBUTES OF STOCK

       The designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, for each class of stock of the Corporation shall be as follows:

       Common Stock: Each share of Common Stock shall be equal to each other share of Common Stock and, when issued, shall be fully paid and non-assessable, and the personal property of stockholders shall not be liable for corporate debts. Subject to any preferential rights of the holders of Preferred Stock, the holders of Common Stock of the Corporation shall each be entitled to share in any dividends of the Corporation ratably, if, as and when declared by the Board of Directors.

       Each holder of record of Common Stock shall have one vote for each share of Common Stock outstanding in his name on the books of the Corporation and shall be entitled to vote said stock.

       Preferred Stock: Shares of Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the particulars fixed by the Board of Directors for each series as provided herein. All shares of any one series shall be identical in all respects with all the other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

       The Board of Directors is hereby authorized, by resolution or resolutions to provide, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, for one or more series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix and determine, and is hereby expressly authorized and empowered to fix and determine, by resolution or resolutions, the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, and in connection therewith, the Board of Directors is expressly authorized and empowered to fix and determine any or all of the following provisions of the shares of such series:

                    (i) the designation of such series and the number of shares which shall constitute such series;

                   (ii) the annual dividend rate payable on shares of such series, expressed in a dollar amount per share, and the date or dates from which such dividends shall commence to accrue and shall be cumulative;

                  (iii) the price or prices at which and the terms and conditions, if any, on which shares of such series may be redeemed;

                   (iv) the amounts payable upon shares of such series, in the event of the voluntary or involuntary liquidation, distribution of assets (other than payment of dividends), dissolution, or winding up of the affairs of the Corporation;

                    (v) the sinking funds or mandatory redemption provisions, if any, for the redemption or purchase of shares of such series;

                   (vi) the extent of the voting powers, if any, of the shares of such series;

                  (vii) the terms and conditions, if any, on which shares of such series may be converted into shares of stock of the Corporation or any class or classes thereof; and

                 (viii) any other preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions of such preferences or rights, of shares of such series.

                                  ARTICLE VII

                               BOARD OF DIRECTORS

         The Board of Directors shall be divided into three (3) classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1998 annual meeting of stockholders, the term of office of the second class to expire at the 1999 annual meeting of stockholders and the term of office of the third class to expire at the 2000 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The number of directors which shall constitute the whole Board of Directors of the Corporation and each class thereof shall be as specified pursuant to the Bylaws of the Corporation and may be altered from time to time as may be provided therein; provided, however, the number of directors which shall constitute the whole Board of Directors shall be no more than thirteen (13) and no less than three (3). Directors and officers need not be stockholders. In case of vacancies in the Board of Directors, including vacancies occurring by reason of an increase in the number of directors, a majority of the remaining members of the Board, even though less than a quorum, may elect directors to fill such vacancies to hold office until the next annual meeting of the stockholders.

                                  ARTICLE VIII

                              AMENDMENT OF BYLAWS

         The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. The stockholders of the Corporation may not adopt, amend or repeal the Bylaws of the Corporation other than by the affirmative vote of 66-2/3% of the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Board of Directors of the Corporation ("Voting Power"), voting together as a single class. In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article VII of this Certificate of Incorporation, any alteration, amendment or repeal relating to this Article XI must be approved by the affirmative vote of the holders of at least 66-2/3% of the Voting Power, voting together as a single class.

                                   ARTICLE IX

                             EXCULPATORY PROVISIONS

         No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article IX is in effect shall be deemed to be doing so in reliance on the provisions of this Article IX, and neither the amendment or repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article IX are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         If the Delaware General Corporation Law is amended to further limit or eliminate liability of the Corporation's directors for breach of fiduciary duty, then a director of this Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. If the Delaware General Corporation Law is amended to increase or expand liability of the Corporation's directors for breach of fiduciary duty, no such amendment shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to the time of such amendment or otherwise adversely affect any right or protection of a director of this Corporation existing at the time of such amendment.

                                   ARTICLE X

                          COMPROMISE OR ARRANGEMENT BY
                   CORPORATION WITH CREDITORS OR STOCKHOLDERS

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the Delaware Code, may order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE XI

                           ACTIONS BY WRITTEN CONSENT

         No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

              In addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article VI of this Certificate of Incorporation, any alteration, amendment or repeal relating to this Article XI must be approved by the affirmative vote of the holders of at least two-thirds of the Voting Power, voting together as a single class.

         FOURTH: That each one share of common stock, $.001 par value ("Pre-Split Common Stock"), of the Corporation issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, shall be and are hereby automatically reclassified and changed (without any further act) into .25 fully-paid and nonassessable shares of common stock, $.001 par value ("Post-Split Common Stock"), of the Corporation. Neither certificates nor scrip for fractional shares of Post-Split Common Stock will be issued, but the Corporation shall issue and deliver to the holders of Pre-Split Common Stock, whole shares of Post-Split Common Stock taking into account any fractional shares created by reason of such reclassification by rounding up to the next highest number.

         FIFTH: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, after being proposed by the directors and adopted by the stockholders in the manner and by the vote prescribed in Section 222 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed by its President and attested to by its Secretary this 17th day of July, 1997.



                                        ZYMETX, INC.



                                        By: /s/ PETER G. LIVINGSTON
                                           ----------------------------------
                                           Peter G. Livingston, President

ATTEST:


/s/ DOUGLAS A. BRANCH
-------------------------------
Douglas A. Branch, Secretary